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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File Nos. 33-20603, 33-40096, 33-40039, 33-69662, 33-88592, 333-23091, 333-39493, 333-89473,
333-54018, and 333-54026).

                                                     /S/ARTHUR ANDERSEN LLP

San Jose, California
June 26, 2001